Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our report dated June 14, 2021, relating to the consolidated financial statements of Elite Pharmaceuticals, Inc. and Subsidiary, included in the Annual Report on Form 10-K of the Company for the year ended March 31, 2021.

Registration Statement No. 333-197694 on Form S-8

Registration Statement No. 333-163907 on Form S-8

Registration Statement No. 333-132140 on Form S-8

Registration Statement No. 333-118524 on Form S-8

Registration Statement No. 333-239847 on Form S-3

/s/ Buchbinder Tunick & Company LLP

Little Falls, New Jersey

June 14, 2021